THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
ARTICLES OF AMENDMENT

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended to provide the designation of the “Dryden Active Allocation Fund” series of capital stock of the Corporation is hereby changed to be the “Dryden Asset Allocation Fund” series of capital stock;

SECOND:  The foregoing amendment does not increase the authorized stock of the Corporation and do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors on September 9, 2009 and the amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH:  The foregoing amendment to the Charter of the Corporation shall become effective at the opening of business on September 22, 2009.

IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 16, 2009.

WITNESS:                              THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
/s/ Jonathan D. Shain                                                            By:  /s/ Judy A. Rice
Jonathan D. Shain, Assistant Secretary                                                   Judy A. Rice, President

THE UNDERSIGNED, President of THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice
Judy A. Rice, President